EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER 2022 RESULTS

Strong Initial Performance From New Gulf of Mexico Production and Onshore Wells,
Balance Sheet Strengthening with Debt Reduction Announcement and Increasing
Shareholder Returns

HOUSTON, Texas, May 4, 2022 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2022, including a net loss attributable to Murphy of $113 million, or $0.73 net loss per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $113 million, or $0.73 net income per diluted share.

Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest.1
Highlights for the first quarter include:
•Produced 141 thousand barrels of oil equivalent per day, with 60 percent liquids volumes, due to strong operational performance across oil-weighted assets
•Generated $409 million of adjusted earnings before interest, tax, depreciation, amortization and exploration, or $32.54 per barrel of oil equivalent sold
•Raised 2022 debt reduction goal to a range of $600 million to $650 million from $300 million as a continuation of the delevering strategy, assuming an $85 per barrel West Texas Intermediate oil price
•Received a Moody’s corporate family rating upgrade to Ba2 from Ba3 with a stable outlook, and received an S&P outlook revision to positive from stable while affirmed at an issuer credit rating of BB – both actions progressing goal to achieve investment grade rating

Subsequent to quarter-end:
•Achieved first oil at the Murphy-operated King’s Quay floating production system, with two of seven planned wells currently flowing from the Khaleesi, Mormont, Samurai field development project in the Gulf of Mexico
•Declared 17 percent increase of quarterly dividend to $0.175 per share, payable on June 1 and representing a 40 percent increase from fourth quarter 2021
•Announced the redemption of $200 million of 6.875 percent senior notes due 2024, progressing 2022 debt reduction goal
“The Murphy-operated King’s Quay floating production system (FPS) has been performing above expectations since it began receiving volumes in early April. I am pleased at the team’s achievements in bringing the project to fruition safely, and with strong current production rates from the first two wells in the Khaleesi, Mormont, Samurai field development project, I am looking forward to flowing the next well imminently as we progress with additional completions,” said Roger W. Jenkins, President and Chief Executive Officer. “Achieving production from this significant project on schedule and within budget was a key priority within our overall strategy of delever, execute, explore. Through precise execution, the cash flow that will be generated from this development enables us to achieve our debt reduction goals in 2022 and 2023 while simultaneously reviewing our dividend.”
FIRST QUARTER 2022 RESULTS
The company recorded a net loss attributable to Murphy of $113 million, or $0.73 net loss per diluted share, for the first quarter 2022. This includes both a realized after-tax loss on crude oil derivative contracts of $104 million and an unrealized after-tax mark-to-market loss on crude oil derivative contracts of $149 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $113 million, or $0.73 adjusted net income per diluted share for the same period. The adjusted net income from continuing operations adjusts for the following after-tax items: $149 million non-cash mark-to-market loss on derivative instruments and $77 million non-cash mark-to-market loss on contingent consideration. Details for first quarter results can be found in the attached schedules.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $361 million, or $28.75 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $409 million, or $32.54 per BOE sold. Details for first quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.
First quarter production was at the high end of the guidance range due to strong well performance in oil-weighted assets, and averaged 141 thousand barrels of oil equivalent per day (MBOEPD) with 53 percent oil and 60 percent liquids. Details for first quarter production results can be found in the attached schedules.
First quarter accrued capital expenditures (CAPEX) of $301 million were $31 million above guidance due primarily to the following factors:
•inflationary impacts on hydraulic fracing services and oil country tubular goods (OCTG),
•operational scope changes due to higher completions intensity in the Eagle Ford Shale,
•altered development plans in Tupper Montney based on well permits to include longer lateral wells, and
•additional rig standby costs due to delayed permits for non-operated Brazil exploration drilling.
FINANCIAL POSITION
Murphy had approximately $2.1 billion of liquidity as of March 31, 2022, comprised of the $1.6 billion undrawn senior unsecured credit facility and $481 million of cash and cash equivalents, inclusive of noncontrolling interest (NCI). Of note, cash was expended in the first quarter for a total of $55 million in contingent payments per the terms of two Gulf of Mexico acquisitions closed in 2018 and 2019.
Total debt of $2.47 billion as of the end of first quarter 2022 consists of long-term, fixed-rate notes with a weighted average maturity of 7.2 years and a weighted average coupon of 6.2 percent.
Subsequent to quarter end, Murphy announced the redemption of $200 million of 6.875 percent senior notes due 2024 as of June 2, 2022, thereby achieving the first step toward the company’s 2022 debt reduction goal of $600 to $650 million.

“With our team’s outstanding execution in the Gulf of Mexico and continued progression of our onshore well delivery plans in 2022, our future cash flow levels are increasing, thereby allowing us to increase our debt reduction goals as we capitalize on higher oil prices. We intend to reduce debt by $600 million to $650 million this year, with optionality for up to $1 billion of debt reduction in 20232,” said Jenkins. “Importantly, we have raised our quarterly dividend significantly in the past six months, and at the discretion of our Board of Directors, will look to continue quarterly reviews targeting historical payout levels, while significantly delevering our balance sheet with the remaining free cash flow.”
2022 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy is revising its 2022 CAPEX guidance, with a 7 percent increase in the midpoint and an adjusted range of $900 million to $950 million, primarily due to ongoing inflation impacts onshore, scope changes to improve productivity and additional costs attributable to the delay in non-operated Brazil exploration drilling. The full year 2022 production guidance range remains unchanged at 164 to 172 MBOEPD, with higher oil volumes leading to a production mix of approximately 53 percent oil and 58 percent total liquids volumes.
Second quarter 2022 production is estimated to be in the range of 156 to 164 MBOEPD with 54 percent oil volumes, and is impacted by planned operated downtime of 4.9 MBOEPD onshore and 0.6 MBOEPD offshore, and non-operated downtime of 3.4 MBOEPD offshore. Both production and CAPEX guidance ranges exclude Gulf of Mexico NCI.

“While we were unable to maintain our original capital plan for 2022, we are recognizing positive impacts from the additional capital spending. We elected to alter development plans for our Tupper Montney asset, which allowed us to maintain our 2022 well delivery plans by drilling longer laterals that will ultimately lead to higher well recoveries. We also enhanced our completions method in Karnes, which has led to early indications of strong production results. Lastly, following the discovery of additional pay zones in the Samurai field in the Gulf of Mexico, we have increased capital for further evaluation and completions in the planned development zones,” said Jenkins.

2022 Revised CAPEX by Quarter ($ MMs)
1Q 2022A	2Q 2022E	3Q 2022E	4Q 2022E	FY 2022E
$301	$305	$190	$129	$925
Accrual CAPEX,
Accrual CAPEX, based on midpoint of guidance range and excluding NCI.on midpoint of guidance range and excluding NCI.

OPERATIONS SUMMARY
Onshore
The onshore business produced approximately 78 MBOEPD, comprised of 39 percent liquids volumes in the first quarter.
Eagle Ford Shale – First quarter production averaged 30 MBOEPD with 68 percent oil volumes and 85 percent liquids volumes. As planned, nine gross non-operated wells were brought online, with five wells in Karnes and four wells in Tilden. While no operated wells were brought online during the quarter, Murphy initiated a well workover program on certain shut-in wells, targeting projects forecast to achieve payout within six months based on current prices with minimal impact to operating expenses. Additionally, Murphy adjusted its completions methodology in Karnes based on real-time frac data, resulting in additional well costs from higher frac intensities during the quarter.
Tupper Montney – In the first quarter, natural gas production averaged 242 million cubic feet per day (MMCFD). The company’s drilling and completions program progressed on schedule during the quarter, with all permits in place to execute its adjusted 2022 online well plans.
Kaybob Duvernay – During the first quarter, production averaged 7 MBOEPD with 70 percent liquids volumes. Murphy brought online three operated wells in the Two Creeks area as planned. Oil volumes are performing slightly above the type curve with an average gross 30-day (IP30) rate of approximately 800 BOEPD and 95 percent liquids volumes.
Offshore
The offshore business produced 63 MBOEPD for the first quarter, comprised of 81 percent oil and excluding noncontrolling interest.
Gulf of Mexico – Production averaged 59 MBOEPD, consisting of 80 percent oil during the quarter.
As previously announced, Murphy achieved first oil from the Khaleesi, Mormont, Samurai field development project in early April, with production flowing into the Murphy-operated King’s Quay floating production system. Two wells are currently achieving a total gross production rate of approximately 30 MBOEPD with 89 percent oil. Completions work continues, with five wells remaining in the seven-well program.

While drilling a planned Samurai well during the first quarter, Murphy found additional pay in the upper zone. Due to the additional pay, the company has increased its capital for further logging and completions in the planned development zones.
Canada – Production averaged 3 MBOEPD in the first quarter, comprised of 100 percent oil. Drydock work continues in Spain on the non-operated Terra Nova floating, production, storage and offloading vessel as part of the asset life extension project. Murphy anticipates a return to production at year-end 2022.
EXPLORATION
Mexico – During the quarter, Murphy received approval of the first additional exploration period for its exploration program in Block 5 offshore Mexico. This agreement includes one exploration well commitment, which the company will meet with drilling the planned Tulum-1EXP well in the second half of 2022.
Brazil – As previously announced, Murphy and its operated partner concluded drilling the Cutthroat-1 exploration well in block SEAL-M-428 in the Sergipe-Alagoas Basin. The presence of hydrocarbons was not found. The operator plugged and abandoned the well and the partner group is evaluating the results.
COMMODITY HEDGES
Murphy employs commodity derivative instruments to manage certain risks associated with commodity price volatility and underpin capital returns associated with certain assets.
Murphy utilizes collars to provide hedge protection on 25 thousand barrels of oil per day (MBOPD) for full-year 2022 with a weighted average put price of $63.24 per barrel and weighted average call price of $75.20 per barrel.
The company also utilizes swaps to protect 20 MBOPD of full-year 2022 production with an average fixed price swap price of $44.88 per barrel.
Murphy maintains a combination of fixed price forward sales contracts and diversification contracts tied to US pricing points to lessen its dependence on variable AECO prices. Details for the current fixed price contracts can be found in the attached schedules.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 4, 2022
Murphy will host a conference call to discuss first quarter 2022 financial and operating results on Wednesday, May 4, 2022, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 86484903.
FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2022, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the second quarter and full year 2022, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
2Assuming $85 per barrel WTI oil price in FY 2022, $75 per barrel WTI oil price in 2023, and based on current production guidance.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2022	2021
Revenues and other income
Revenue from production	$834,528	592,527
Sales of purchased natural gas	36,846	—
Total revenue from sales to customers	871,374	592,527
Loss on crude contracts	(320,777)	(214,385)
Gain on sale of assets and other income	2,364	1,843
Total revenues and other income	552,961	379,985
Costs and expenses
Lease operating expenses	136,825	147,164
Severance and ad valorem taxes	14,635	9,231
Transportation, gathering and processing	46,923	42,912
Costs of purchased natural gas	33,665	—
Exploration expenses, including undeveloped lease amortization	47,566	11,780
Selling and general expenses	33,529	29,503
Depreciation, depletion and amortization	164,124	198,278
Accretion of asset retirement obligations	11,876	10,492
Other operating expense	105,942	21,079
Impairment of assets	—	171,296
Total costs and expenses	595,085	641,735
Operating loss from continuing operations	(42,124)	(261,750)
Other income (loss)
Other expense	(2,495)	(5,341)
Interest expense, net	(37,277)	(88,100)
Total other loss	(39,772)	(93,441)
Loss from continuing operations before income taxes	(81,896)	(355,191)
Income tax benefit	(16,961)	(88,159)
Loss from continuing operations	(64,935)	(267,032)
(Loss) income from discontinued operations, net of income taxes	(551)	208
Net loss including noncontrolling interest	(65,486)	(266,824)
Less: Net income attributable to noncontrolling interest	47,850	20,614
NET LOSS ATTRIBUTABLE TO MURPHY	$(113,336)	(287,438)

LOSS PER COMMON SHARE – BASIC
Continuing operations	$(0.73)	(1.87)
Discontinued operations	—	—
Net loss	$(0.73)	(1.87)

LOSS PER COMMON SHARE – DILUTED
Continuing operations	$(0.73)	(1.87)
Discontinued operations	—	—
Net loss	$(0.73)	(1.87)
Cash dividends per Common share	0.15	0.125
Average Common shares outstanding (thousands)
Basic	154,916	153,953
Diluted	154,916	153,953

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2022	2021
Operating Activities
Net loss including noncontrolling interest	$(65,486)	(266,824)
Adjustments to reconcile net loss to net cash provided by continuing operations activities
Loss (income) from discontinued operations	551	(208)
Depreciation, depletion and amortization	164,124	198,278
Unsuccessful exploration well costs and previously suspended exploration costs	32,831	717
Amortization of undeveloped leases	4,198	4,602
Accretion of asset retirement obligations	11,876	10,492
Deferred income tax benefit	(20,253)	(88,867)
Mark to market loss on contingent consideration	98,126	14,923
Mark to market loss on crude contracts	188,509	153,505
Long-term non-cash compensation	17,288	12,124
Impairment of assets	—	171,296
Net (increase) in noncash working capital	(80,922)	(9,052)
Other operating activities, net	(12,512)	36,780
Net cash provided by continuing operations activities	338,330	237,766
Investing Activities
Property additions and dry hole costs	(244,908)	(240,545)
Proceeds from sales of property, plant and equipment	—	268,023
Property additions for King's Quay FPS	—	(17,734)
Net cash (required) provided by investing activities	(244,908)	9,744
Financing Activities
Borrowings on revolving credit facility	—	140,000
Repayment of revolving credit facility	—	(340,000)
Retirement of debt	—	(576,358)
Debt issuance, net of cost	—	541,980
Early redemption of debt cost	—	(34,177)
Distributions to noncontrolling interest	(39,884)	(36,006)
Contingent consideration payment	(55,169)	—
Cash dividends paid	(23,300)	(19,287)
Withholding tax on stock-based incentive awards	(15,421)	(3,794)
Capital lease obligation payments	(158)	(178)
Net cash (required) by financing activities	(133,932)	(327,820)
Effect of exchange rate changes on cash and cash equivalents	(87)	574
Net (decrease) in cash and cash equivalents	(40,597)	(79,736)
Cash and cash equivalents at beginning of period	521,184	310,606
Cash and cash equivalents at end of period	$480,587	230,870

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2022	2021
Net loss attributable to Murphy (GAAP)	$(113.3)	(287.4)
Discontinued operations loss (income)	0.6	(0.2)
Loss from continuing operations	(112.7)	(287.6)
Adjustments (after tax):
Mark-to-market loss on derivative instruments	148.9	121.3
Mark-to-market loss on contingent consideration	77.2	11.8
Foreign exchange (gain) loss	(0.1)	0.9
Impairment of assets	—	128.0
Early redemption of debt cost	—	29.2
Charges related to Kings Quay transaction	—	3.9
Unutilized rig charges	—	2.2
Total adjustments after taxes	226.0	297.3
Adjusted income from continuing operations attributable to Murphy	$113.3	9.7

Adjusted income from continuing operations per average diluted share	$0.73	0.06
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income (loss) and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended March 31, 2022
(Millions of dollars)	Pretax	Tax	Net
Exploration & Production:
United States	$98.1	(20.9)	77.2
Corporate	188.5	(39.7)	148.8
Total adjustments	$286.6	(60.6)	226.0

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2022	2021
Net loss attributable to Murphy (GAAP)	$(113.3)	(287.4)
Income tax benefit	(17.0)	(88.2)
Interest expense, net	37.3	88.1
Depreciation, depletion and amortization expense ¹	156.6	188.3
EBITDA attributable to Murphy (Non-GAAP)	$63.6	(99.2)
Mark-to-market loss on derivative instruments	188.5	153.5
Mark-to-market loss on contingent consideration	98.1	14.9
Accretion of asset retirement obligations ¹	10.5	10.5
Discontinued operations loss (income)	0.6	(0.2)
Impairment of assets ¹	—	171.3
Unutilized rig charges	—	2.8
Foreign exchange (gain) loss	—	1.3
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$361.3	254.9

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	12,565	13,670

Adjusted EBITDA per barrel of oil equivalents sold	$28.75	18.65
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2022	2021
Net loss attributable to Murphy (GAAP)	$(113.3)	(287.4)
Income tax benefit	(17.0)	(88.2)
Interest expense, net	37.3	88.1
Depreciation, depletion and amortization expense ¹	156.6	188.3
EBITDA attributable to Murphy (Non-GAAP)	63.6	(99.2)
Exploration expenses	47.6	11.8
EBITDAX attributable to Murphy (Non-GAAP)	111.2	(87.4)
Mark-to-market loss on derivative instruments	188.5	153.5
Mark-to-market loss on contingent consideration	98.1	14.9
Accretion of asset retirement obligations ¹	10.5	10.5
Discontinued operations loss (income)	0.6	(0.2)
Impairment of assets ¹	—	171.3
Unutilized rig charges	—	2.8
Foreign exchange (gain) loss	—	1.3
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$408.9	266.7

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	12,565	13,670

Adjusted EBITDAX per barrel of oil equivalents sold	$32.54	19.51
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$707.4	252.9	490.3	119.0
Canada	166.1	22.7	104.0	(124.3)
Other	—	(44.2)	—	(6.9)
Total exploration and production	873.5	231.4	594.3	(12.2)
Corporate	(320.5)	(296.3)	(214.3)	(254.8)
Continuing operations	553.0	(64.9)	380.0	(267.0)
Discontinued operations, net of tax	—	(0.6)	—	0.2
Total including noncontrolling interest	$553.0	(65.5)	380.0	(266.8)
Net loss attributable to Murphy		(113.3)		(287.4)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED MARCH 31, 2022, AND 2021

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended March 31, 2022
Oil and gas sales and other operating revenues	$707.4	129.3	—	836.7
Sales of purchased natural gas	—	36.8	—	36.8
Lease operating expenses	99.9	36.9	—	136.8
Severance and ad valorem taxes	14.2	0.4	—	14.6
Transportation, gathering and processing	29.2	17.7	—	46.9
Costs of purchased natural gas	—	33.7	—	33.7
Depreciation, depletion and amortization	126.5	34.2	0.1	160.8
Accretion of asset retirement obligations	9.4	2.5	—	11.9
Exploration expenses
Dry holes and previously suspended exploration costs	—	—	32.8	32.8
Geological and geophysical	2.6	—	0.2	2.8
Other exploration	1.5	0.1	6.1	7.7
	4.1	0.1	39.1	43.3
Undeveloped lease amortization	2.4	0.1	1.8	4.3
Total exploration expenses	6.5	0.2	40.9	47.6
Selling and general expenses	8.3	5.1	2.4	15.8
Other	102.8	5.1	0.4	108.3
Results of operations before taxes	310.6	30.3	(43.8)	297.1
Income tax provisions (benefits)	57.7	7.6	0.4	65.7
Results of operations (excluding Corporate segment)	$252.9	22.7	(44.2)	231.4

Three Months Ended March 31, 2021
Oil and gas sales and other operating revenues	$490.3	104.0	—	594.3
Lease operating expenses	116.1	30.8	0.3	147.2
Severance and ad valorem taxes	8.9	0.3	—	9.2
Transportation, gathering and processing	28.5	14.4	—	42.9
Depreciation, depletion and amortization	149.6	44.8	0.5	194.9
Accretion of asset retirement obligations	9.0	1.5	—	10.5
Impairment of assets	—	171.3	—	171.3
Exploration expenses
Dry holes and previously suspended exploration costs	0.7	—	—	0.7
Geological and geophysical	0.6	—	0.2	0.8
Other exploration	0.6	—	5.0	5.6
	1.9	—	5.2	7.1
Undeveloped lease amortization	2.3	0.1	2.2	4.6
Total exploration expenses	4.2	0.1	7.4	11.7
Selling and general expenses	5.5	4.1	1.4	11.0
Other	21.5	3.1	(3.5)	21.1
Results of operations before taxes	147.0	(166.4)	(6.1)	(25.5)
Income tax (benefits) provisions	28.0	(42.1)	0.8	(13.3)
Results of operations (excluding Corporate segment)	$119.0	(124.3)	(6.9)	(12.2)
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2022	2021
United States – Eagle Ford Shale
Lease operating expense	$12.31	10.80
Severance and ad valorem taxes	5.14	3.13
Depreciation, depletion and amortization (DD&A) expense	25.79	28.45

United States – Gulf of Mexico
Lease operating expense	$11.07	12.30
Severance and ad valorem taxes	0.09	0.08
DD&A expense	9.53	10.37

Canada – Onshore
Lease operating expense	$7.50	5.72
Severance and ad valorem taxes	0.09	0.08
DD&A expense	7.10	8.90

Canada – Offshore
Lease operating expense	$16.21	17.00
DD&A expense	12.54	16.00

Total E&P continuing operations
Lease operating expense	$10.25	10.11
Severance and ad valorem taxes	1.10	0.63
DD&A expense	12.29	13.62

Total E&P continuing operations – excluding noncontrolling interest
Lease operating expense	$10.11	9.75
Severance and ad valorem taxes	1.16	0.67
DD&A expense	12.46	13.78

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2022	2021
Exploration and production
United States	$192.8	211.1
Canada	76.8	30.6
Other	29.8	5.6
Total	299.4	247.3

Corporate	5.3	3.8
Total capital expenditures - continuing operations [1]	304.7	251.1

Charged to exploration expenses [2]
United States	4.1	1.9
Canada	0.1	—
Other	39.1	5.2
Total charged to exploration expenses - continuing operations	43.3	7.1

Total capitalized	$261.4	244.0
1 For the three months ended March 31, 2022, total capital expenditures excluding noncontrolling interest (NCI) of $3.6 million (2021: $3.6 million) is $301.1 million (2021: $247.5 million).
2 For the three months ended March 31, 2022, charges to exploration expense exclude amortization of undeveloped leases of $4.3 million (2021: $4.6 million).

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Millions of dollars)	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$480.6	521.2
Accounts receivable	371.8	258.2
Inventories	59.3	54.2
Prepaid expenses	32.6	31.9
Assets held for sale	15.7	15.5
Total current assets	960.1	880.9
Property, plant and equipment, at cost	8,237.7	8,127.9
Operating lease assets	907.5	881.4
Deferred income taxes	408.3	385.5
Deferred charges and other assets	28.1	29.3
Total assets	$10,541.7	10,304.9
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$0.7	0.7
Accounts payable	939.9	623.1
Income taxes payable	21.6	20.0
Other taxes payable	21.4	20.3
Operating lease liabilities	173.9	139.4
Other accrued liabilities	441.4	360.9
Total current liabilities	1,598.9	1,164.3
Long-term debt, including finance lease obligation	2,466.1	2,465.4
Asset retirement obligations	859.3	839.8
Deferred credits and other liabilities	472.7	570.6
Non-current operating lease liabilities	752.4	761.2
Deferred income taxes	188.0	182.9
Total liabilities	6,337.4	5,984.1
Equity
Common Stock, par $1.00	195.1	195.1
Capital in excess of par value	880.5	926.7
Retained earnings	5,082.0	5,218.7
Accumulated other comprehensive loss	(506.4)	(527.7)
Treasury stock	(1,618.5)	(1,655.4)
Murphy Shareholders' Equity	4,032.8	4,157.3
Noncontrolling interest	171.5	163.5
Total equity	4,204.3	4,320.8
Total liabilities and equity	$10,541.7	10,304.9

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended March 31,
Barrels per day unless otherwise noted		2022	2021
Net crude oil and condensate
United States	Onshore	20,330	22,165
	Gulf of Mexico [1]	55,253	64,363
Canada	Onshore	4,380	6,288
	Offshore	3,321	4,589
Other		276	70
Total net crude oil and condensate - continuing operations		83,560	97,475
Net natural gas liquids
United States	Onshore	4,833	3,933
	Gulf of Mexico [1]	3,526	4,679
Canada	Onshore	983	1,233
Total net natural gas liquids - continuing operations		9,342	9,845
Net natural gas – thousands of cubic feet per day
United States	Onshore	27,361	22,016
	Gulf of Mexico [1]	56,058	72,658
Canada	Onshore	258,291	253,697
Total net natural gas - continuing operations		341,710	348,371
Total net hydrocarbons - continuing operations including NCI [2,3]		149,854	165,382
Noncontrolling interest
Net crude oil and condensate – barrels per day		(8,128)	(9,174)
Net natural gas liquids – barrels per day		(287)	(354)
Net natural gas – thousands of cubic feet per day [2]		(2,590)	(4,159)
Total noncontrolling interest		(8,847)	(10,221)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		141,007	155,161
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

		Three Months Ended March 31,
		2022	2021
Crude oil and condensate – dollars per barrel
United States	Onshore	$93.87	$57.41
	Gulf of Mexico [1]	95.02	58.78
Canada [2]	Onshore	93.09	52.84
	Offshore	110.66	59.39
Natural gas liquids – dollars per barrel
United States	Onshore	38.32	21.25
	Gulf of Mexico [1]	44.05	23.87
Canada [2]	Onshore	55.02	35.92
Natural gas – dollars per thousand cubic feet
United States	Onshore	4.61	3.27
	Gulf of Mexico [1]	5.19	3.39
Canada [2]	Onshore	2.52	2.26
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF MAY 2, 2022

			Volumes (MMcf/d)	Price/Mcf	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	176	C$2.34	4/1/2022	4/30/2022
Montney	Natural Gas	Fixed price forward sales	205	C$2.34	5/1/2022	5/31/2022
Montney	Natural Gas	Fixed price forward sales	247	C$2.34	6/1/2022	10/31/2022
Montney	Natural Gas	Fixed price forward sales	266	C$2.36	11/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales	269	C$2.36	1/1/2023	3/31/2023
Montney	Natural Gas	Fixed price forward sales	250	C$2.35	4/1/2023	12/31/2023
Montney	Natural Gas	Fixed price forward sales	162	C$2.39	1/1/2024	12/31/2024
Montney	Natural Gas	Fixed price forward sales	45	US$2.05	4/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales	25	US$1.98	1/1/2023	10/31/2024
Montney	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	20,000	$44.88	4/1/2022	12/31/2022

			Volumes (Bbl/d)	Average Put (USD/Bbl)	Average Call (USD/Bbl)	Remaining Period
Area	Commodity	Type				Start Date	End Date
United States	WTI ¹	Derivative collars	25,000	$63.24	$75.20	4/1/2022	12/31/2022
1 West Texas Intermediate

MURPHY OIL CORPORATION
SECOND QUARTER 2022 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	26,000	4,100	29,500	35,000
– Gulf of Mexico excluding NCI	53,300	4,300	61,800	67,900
Canada – Tupper Montney	—	—	281,200	46,900
– Kaybob Duvernay and Placid Montney	4,300	800	14,800	7,600
– Offshore	2,300	—	—	2,300
Other	300	—	—	300

Total net production (BOEPD) - excluding NCI [1]	156,000 to 164,000

Exploration expense ($ millions)	$11

FULL YEAR 2022 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	164,000 to 172,000
Capital expenditures – excluding NCI ($ millions) [3]	$900 to $950

¹ Excludes noncontrolling interest of MP GOM of 7,600 BOPD of oil, 400 BOPD of NGLs, and 3,100 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 8,000 BOPD of oil, 400 BOPD of NGLs, and 3,300 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $33 MM.